As filed with the Securities and Exchange Commission on January 27, 2003

================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              --------------------



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): January 15, 2003
                                ----------------




                              Proterion Corporation
      ---------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)




              Delaware                  000-14617            61-0708419
             ----------                ------------       -------------------
    (State or Other Jurisdiction       (Commission          (IRS Employer
          of Incorporation)            File Number)       Identification No.)




      One Possumtown Road, Piscataway, New Jersey             08854
      -------------------------------------------           ----------
       (Address of Principal Executive Offices)             (Zip Code)




Registrant's telephone number, including area code:    732.560.8550
                                                       ------------


================================================================================

Item 2. Acquisition or Disposition of Assets.

         On January 15, 2003, we completed the sale of our rheology instruments and services business to Waters Technologies Corporation, the TA Instruments Division of Waters Corporation, for consideration of $17 million in cash and the assumption of $6 million of accounts payable, accrued expenses and certain other specified obligations, pursuant to the terms of the Asset Purchase Agreement, dated as of October 14, 2002, by and between Waters Technologies and our company. The "Rheometric Scientific" and "Rheometrics" names were included in the sale. We retained the assets and operations relating to our life sciences business. Proceeds from the sale have been used in part to retire all of our bank debt, to discharge certain other obligations and to buy out our lease obligation at our Piscataway, New Jersey headquarters. The remaining proceeds will be used to provide interim working capital for our life sciences business. At a special meeting of our stockholders held on January 15, 2003, which preceded the consummation of the sale, our stockholders approved the sale and an amendment to our certificate of incorporation that changes our name from "Rheometric Scientific, Inc." to "Proterion Corporation." The Asset Purchase Agreement, which has been incorporated by reference as Exhibit 2.1 to this report, and the amount of consideration to be paid by Waters Technologies to us were negotiated at arms' length. Prior to entering into the Asset Purchase Agreement, there was no material relationship between Waters Technologies and our company or any of our affiliates, or any director or officer (or any associate of any such director or officer) of our company.

         A copy of our press release, dated January 16, 2003, announcing the completion of the sale has been filed as Exhibit 99.1 to this report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (b)   Pro Forma Financial Information

         The following unaudited pro forma consolidated financial information was prepared to give effect to the sale of our rheology instruments and services business.

         The unaudited pro forma consolidated balance sheet data as of September 30, 2002 gives effect to the sale of our rheology instruments and services business as if it had occurred on September 30, 2002. The unaudited pro forma consolidated statement of operations data for the nine months ended September 30, 2002 and for the year ended December 31, 2001 gives effect to the sale of our rheology instruments and services business as if it had occurred on January 1, 2002 and January 1, 2001, respectively.

         The unaudited pro forma consolidated financial statements are not necessarily indicative of what our results would have been if the sale of our rheology instruments and services business had actually occurred as of the dates indicated or of what our future operating results will be.

         Our life science business that we have retained following the consummation of the sale of our core rheology instruments and services business is comprised of Protein Solutions and Aviv Instruments. We have not prepared pro forma statements of operation for 1999 because we did not own either Protein Solutions or Aviv Instruments in 1999. We have not prepared pro forma statements of operation for 2000 because we did not acquire Protein Solutions until November 17, 2000 and Aviv Instruments until May 31, 2001. Pro forma statements of operation for 2000 would only include the results of operation of Protein Solutions for 43 days, which is not indicative of the results for the entire year.

         The unaudited pro forma consolidated financial statements should be read in conjunction with our historical consolidated financial statements, as set forth in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 31, 2002, and our Amended Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed with the Securities and Exchange Commission on December 26, 2002.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                            As of September 30, 2002
                                 (in thousands)


                                                                            Pro Forma
                                                                           Adjustments
                                                               Pro Forma     for Sale
                                                              Adjustments   of Assets/   Pro Forma     Pro Forma
                                                                  for      Assumption   Adjustments   Adjustments
                                                                Capital         of      for Use of     for Lease
                                                  Historical   Infusion    Liabilities   Proceeds     Transaction  Pro Forma
                                                                 (a)           (b)          (c)         (d)
                                                  ----------- -----------  -----------  -----------  -----------   ----------
ASSETS (in thousands)
  Current Assets
    Cash                                            $    710     $     -    $ 15,300  $ (12,544)     $ (2,536)    $    930
    Restricted Cash                                        -           -       1,700          -             -        1,700
    Receivables - less allowance for doubtful          7,051           -      (5,207)         -             -        1,844
    accounts
    Inventory                                          7,346           -      (6,257)         -             -        1,089
    Prepaid expenses and other current assets            895           -        (861)         -             -           34
                                                    --------     --------    -------- ----------     ---------    ---------
  Total current assets                                16,002           -       4,675    (12,544)       (2,536)       5,597
                                                    --------     --------    -------- ----------     ---------    ---------

    Property, plant and equipment                     17,159           -      (9,377)         -        (6,855)         927
    Less accumulated depreciation and                 11,982           -      (8,882)         -        (2,832)         268
    amortization
                                                    --------     --------    -------- ----------     ---------    ---------
        Property, plant and equipment, net             5,177           -        (495)         -        (4,023)         659


    Goodwill                                           5,539           -           -          -             -        5,539
    Intangibles (net of accumulated amortization)         38           -         (38)         -             -            -
    Deferred financing cost                               98           -           -        (98)            -            -
    Other assets                                         398           -        (252)         -          (141)           5
                                                    --------     --------    -------- ----------     ---------    ---------

Total Assets                                        $ 27,252     $     -     $ 3,890  $ (12,642)     $ (6,700)   $  11,800
                                                    ========     ========    ======== ==========     =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
  Current Liabilities
    Short-term bank borrowings                      $  9,437     $  (100)    $     -   $ (9,337)    $       -     $      -
    Current maturities of long-term debt               1,275           -         (25)      (963)         (270)          17
    Current maturities affiliate debt                    750           -           -       (250)            -          500
    Note payable - landlord                                -           -           -          -           750          750
    Accounts payable                                   4,191           -      (3,569)         -             -          622
    Borrowings against accounts receivable               864           -           -          -             -          864
    Accrued liabilities                                3,973        (400)     (2,295)       740             -        2,018
                                                    --------     --------    -------- ----------     ---------    ---------
  Total current liabilities                           20,490        (500)     (5,889)    (9,810)          480        4,771
                                                    --------     --------    -------- ----------     ---------    ---------
  Non-current liabilities
    Long-term debt                                     4,356           -         (92)         -        (4,233)          31
    Other long-term liabilities                          121           -        (111)         -             -           10
                                                    --------     --------    -------- ----------     ---------    ---------

   Total Liabilities                                  24,967        (500)     (6,092)    (9,810)       (3,753)       4,812

  Series B Preferred Stock                             1,500         311           -       (667)            -        1,144

  Shareholders' Equity
    Common stock, par value of $.01                      277           -           -          -            11          288
    Additional paid-in capital                        37,179         189           -          -           407       37,775
    Accumulated deficit                             (36,862)           -       9,982     (1,974)       (3,365)     (32,219)
    Accumulated other comprehensive income               191           -           -       (191)            -            -
                                                    --------     --------    -------- ----------     ---------    ---------
  Total shareholders' equity                             785         189       9,982     (2,165)       (2,947)       5,844

                                                    --------     --------    -------- ----------    ----------    ---------
Total Liabilities and Shareholders' Equity          $ 27,252     $     -     $ 3,890  $ (12,642)    $  (6,700)    $ 11,800
                                                    ========     ========    ======== ==========    ==========    =========


            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                      For the Year Ended December 31, 2001
                      (in thousands, except per share data)

                                                                                    Pro Forma
                                                                Pro Forma        Adjustments for
                                                              Adjustments to       Additional
                                                             Exclude Rheology     Expenses for
                                                                 Business         Life Sciences
                                               Historical          (e)              Business            Pro Forma
                                                                                     (f)(h)
                                        ------------------- ------------------- ------------------ -------------------
Sales                                            $ 31,313          $ (25,583)        $      -            $  5,730

Cost of sales                                      18,887            (15,277)               -               3,610
                                                 ---------         ----------        ---------           ----------

Gross profit                                       12,426            (10,306)               -               2,120


Operating expense                                  15,521            (13,496)            1351               3,376
                                                 ---------         ----------        ---------           ----------

Operating income/(loss)                            (3,095)             3,190           (1,351)             (1,256)

Interest (expense) net                             (1,375)             1,373                -                  (2)

Foreign currency gain/(loss)                         (518)               485                -                 (33)
                                                 ---------         ----------        ---------           ----------

Income/(loss) before income tax                    (4,988)             5,048           (1,351)             (1,291)

Income tax (expense)/benefit                           (5)                 5                -                   -
                                                 ---------         ----------        ---------           ----------

Net income/(loss)                                $ (4,993)         $   5,053         $ (1,351)           $ (1,291)
                                                 =========         ==========        =========           =========

Net loss per share - basic and diluted
                                                 $  (0.21)                                               $  (0.05)
                                                 =========                                               =========


Average number of shares outstanding
- basic and diluted (g)                            23,963                                                  25,078
                                                 =========                                                ========

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                  For the Nine Months Ended September 30, 2002
                      (in thousands, except per share data)


                                                                                    Pro Forma
                                                                Pro Forma        Adjustments for
                                                              Adjustments to       Additional
                                                             Exclude Rheology     Expenses for
                                                                 Business         Life Sciences
                                               Historical          (e)              Business           Pro Forma
                                                                                     (f)(h)
                                        ------------------- ------------------- ------------------ ------------------
Sales                                            $ 21,447          $ (17,232)        $      -            $  4,215

Cost of sales                                      12,950             (9,969)               -               2,981
                                                 ---------         ----------        ---------           ----------

Gross profit                                        8,497             (7,263)               -               1,234


Operating expense                                  10,816             (9,234)             949               2,531
                                                 ---------         ----------        ---------           ----------

Operating Income/(loss)                            (2,319)             1,971             (949)             (1,297)

Interest (expense) net                               (944)               933                -                 (11)

Foreign currency gain/(loss)                           51                (97)               -                 (46)
                                                 ---------         ----------        ---------           ----------

Income/(loss) before income tax                    (3,212)             2,807             (949)             (1,354)

Income tax expense                                     81                  -                -                  81
                                                 ---------         ----------        ---------           ----------

Net income/(loss)                                $ (3,131)         $   2,807         $   (949)           $ (1,273)
                                                 =========         =========         =========           ==========

Net loss per share - basic and diluted
                                                 $  (0.13)                                               $  (0.05)
                                                 =========                                               =========

Average number of shares outstanding
- basic and diluted (g)                            24,923                                                  26,028
                                                 =========                                               =========


                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS


Notes to the Unaudited Pro Forma Consolidated Balance Sheet:

(a) Series B Preferred Stock. We entered into an agreement with Andlinger Capital XXVI, our principal stockholder, pursuant to which Andlinger Capital XXVI made an investment of $500,000 on November 1, 2002 for preferred stock with a $500,000 stated price plus warrants to buy one million shares of our common stock through March 6, 2007 for $1 a share. The Series B preferred stock is not convertible into our common stock and does not carry a current dividend, but is subject to redemption at our option or upon a change in control or the occurrence of certain other major events at a redemption price equal to the original stated Series B preferred stock issue price multiplied by the sum of 101% plus an additional 1% for each calendar month completed following the date of original issuance. Of the proceeds received, $189,000 was allocated to the warrants (as a charge to additional paid-in capital) and the balance of $311,000 was allocated to the preferred stock. The proceeds were allocated based on their respective fair market values. The fair market value of the warrants was estimated using the Black-Scholes option pricing model with a 0% expected dividend yield, a 31% expected volatility, a 2.81% risk-free interest rate and an expected life of 52 months. The proceeds from this investment on November 1, 2002 were used by us to pay down bank debt by $100,000 and to pay down certain other liabilities by $400,000.

(b) Sale of Assets/Assumption of Liabilities. Pursuant to the Asset Purchase Agreement, we transfer all of the assets related to our core business to Waters Technologies. Waters Technologies also assumed certain liabilities of our core rheology instruments and services business. As a result of the transaction, we transferred $13,110,000 in assets, and Waters Technologies assumed $6,092,000 in accounts payable, other accrued liabilities and debt. Upon consummation of the transactions contemplated by the Asset Purchase Agreement, we were paid cash consideration of $17,000,000. Of this amount, $15,300,000 was payable to us at closing and $1,700,000 was placed and held in escrow. Subject to the terms and conditions of the Asset Purchase Agreement and the escrow agreement, six months following the closing date we will receive $850,000 (of which, $500,000 is required to be paid on or behalf to the landlord in connection with the lease termination agreement) less any charges against the escrow account in accordance with the Asset Purchase Agreement, and twelve months following the closing date, we will receive the remaining $850,000 less any charges against the escrow account in accordance with the Asset Purchase Agreement.

The following entry will be recorded to reflect the sale of the assets:

                                                                                (Dr)           (Cr)
                                                                              -------         -------

                          Cash                                                $15,300
                          Cash held in escrow                                   1,700
                              Accounts receivable                                               $5,207
                              Inventory                                                          6,257
                              Prepaid expenses and other current assets                            861
                              Property plant and equipment                                       9,377
                          Accumulated depreciation                              8,882
                              Intangibles                                                           38
                              Other assets                                                         252
                          Current maturities of long-term debt                     25
                          Accounts payable                                      3,569
                          Accrued liabilities                                   2,295
                          Long-term debt                                           92
                          Other long term liabilities                             111
                              Gain on sale of assets (1)                                         9,982


                  (1) The gain on sale of assets has been included in the
                      accumulated deficit in the pro forma consolidated balance sheet. The gain has not been reflected on the pro forma consolidated statement of operations because it is a non-recurring item. Subsequent to the disposition of our rheology instruments and services business the gain will be included in the statement of operations.

         (c) Use of Proceeds. Upon the consummation of the sale of our rheology instruments and services business pursuant to the Asset Purchase Agreement, we were paid $15,300,000 in cash at closing, which was or will be used by us to pay (in approximately the amounts set forth below):

                       o $2,536,000 to the landlord in connection with the lease termination agreement relating to our facility in Piscataway, New Jersey (see note (d) below which reflects the payment to the landlord);

                       o $10,300,000 to retire in full outstanding indebtedness under our senior credit facility with PNC Bank, National Association;

                       o $702,000 to Andlinger Capital XXVI in partial redemption of our Series B preferred stock;

                       o $286,000 to retire a portion of outstanding indebtedness owed to Axess Corporation of which $36,000 had been accrued interest; and

                       o $1,256,000 in legal, professional and other costs and expenses relating to the sale of our rheology instruments and services business of which $424,000 had been accrued.

                  Along with these payments, $98,000 of deferred financing fees will be written off. We will also accrue $700,000 relating to severance payments and other transaction expenses not paid at closing and $500,000 for taxes due.

                  The following entry will be recorded to reflect the use of the proceeds, write-off of deferred financing costs and recording a $400,000 severance liability, $300,000 due to ANC Management Corp., and $500,000 of taxes for amounts that will not be paid at closing.

                                                                                (Dr)           (Cr)
                                                                              -------         -------

                              Cash                                                             $12,544
                              Deferred financing costs                                              98
                          Short term bank borrowings                           $9,337
                          Current maturities of long term debt                    963
                          Current maturities of affiliate debt                    250
                              Accrued liabilities(2)                                               740
                          Expense - ANC Management Corp. (1)                      450
                          Expense - Legal, professional, other (1)                717
                          Expense - Taxes (1)                                     500
                          Expense - Severance (1)                                 400
                          Expense - Financing Costs (1)                            98
                          Series B Preferred Stock                                667

                  (1) The above expenses have been recorded in accumulated
                      deficit on the pro forma consolidated balance sheet (see Note (h)).

                  (2) Amount represents $1,200,000 accrued liability less
                      $460,000 previously accrued.

                  The accumulated other comprehensive income of $191,000 has been reclassified to accumulated deficit.

         (d) Lease Termination. In connection with the sale of our rheology instruments and services business, we entered into a lease termination agreement with the landlord under our lease for our Piscataway, New Jersey facility. The lease termination agreement requires us to pay the landlord $3,286,000, $2,536,000 at closing which includes back rent, property taxes and legal fees, $500,000 at the release of the first escrow payment, and $250,000 at the second escrow payment. The lease termination agreement provides that the landlord is senior in respect of the escrow account vis-a-vis our company, Andlinger Capital XXVI and Axess Corporation. The lease termination agreement also provides that the landlord's existing warrants for 464,160 shares be reset from $0.37 per share to $0.01 per share and for us to issue 650,000 newly issued shares of common stock to the landlord at closing, for a total value of $418,000 (based on a $.50 per share closing price of our common stock). We expect to record a net loss of $3,365,000 from the lease termination, consisting of a gain of $799,000 on our existing lease liability, offset by a loss of $4,023,000 relating to the building write down. In addition, we expect to write off $141,000 of prepaid rent. The $750,000 of payments owed to the landlord post-closing is shown as notes payable on the pro forma consolidated balance sheet.

                      Proceeds to landlord to terminate lease
                      Cash at closing                             $2,536,000
                      Cash due in six months                         500,000
                      Cash due in 12 months                          250,000
                                                                  ----------
                      Total cash payment                                             $3,286,000

                      Stock issued to landlord
                      650,000 shares @ .50 per share                 325,000

                      Reset warrants (1)
                      464,160 shares @ .20 per share                  93,000
                                                                  ----------
                      Total value of stock to be issued                                 418,000
                                                                                     ----------

                      Total consideration                                             3,704,000

                      Total lease obligation                                          4,503,000
                                                                                     ----------
                      Gain on settlement                                                            $     799,000

                      Write off net book value of lease asset                                          (4,023,000)
                      Write off prepaid rent                                                             (141,000)
                                                                                                    --------------
                      Net loss on lease transaction (2)                                                (3,365,000)


                  (1) The value attributed to the reset warrants represents the incremental value of the modified warrants and the value of the old warrants immediately before their terms were modified. These fair market values were estimated using the Black-Scholes option pricing model with a 0% expected dividend yield, a 31% expected volatility, a 4.31% risk-free interest rate and an expected life of 9 years.

                  (2) The net loss on the lease transaction has been included in the accumulated deficit in the pro forma consolidated balance sheet. This loss has not been reflected in the pro forma consolidated statement of operations because it is a non-recurring item. Subsequent to the disposition of our rheology instruments and services business, the loss on the transaction will be included in the statement of operations.

The following entry will be recorded to reflect the lease transaction:

                                                                                (Dr)           (Cr)
                                                                              -------         -------

                              Cash                                                             $2,536
                              Property, plant and equipment                                     6,855
                          Accumulated depreciation                             $2,832
                              Other assets                                                        141
                          Current maturities of long term debt                    270
                              Note payable - Landlord                                             750
                          Long term debt                                        4,233
                              Common stock                                                         11
                              Additional paid in capital                                          407
                          Loss on lease transaction                             3,365


Notes to the Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2001 and for the Nine Months ended September 30, 2002:

         (e) Elimination of Rheology Results. This column shows the elimination of the results of operations for the rheology instruments and services business segments that has been sold. This column includes results for Rheometric U.S., Europe and Japan.

         (f) Additional Expenses. This column shows the incremental corporate overhead expenses allocated to our remaining life sciences business.

                  For the year ended December 31, 2002, these costs include salaries of $964,000, legal and professional fees of $150,000, corporate reporting expenses of $61,000, insurance costs of $197,000, less savings on rent and depreciation of $21,000, as a result of a new lease negotiated with the landlord.

                  For the nine months ended September 30, 2002, these costs include salaries of $729,000, legal and professional fees of $91,000, corporate reporting expenses of $45,000, insurance costs of $150,000 and savings on rent and depreciation of $66,000, as a result of a new lease negotiated with the landlord.

         (g) Shares Outstanding. Average shares outstanding include the exercise of the 464,260 shares relating to the landlord warrants, and the additional 650,000 shares of common stock to be issued to the landlord.

         (h) Exclusion of Non-Recurring Items. Non-recurring items resulting from this transaction have been excluded from the Pro Forma Consolidated Statement of Operations for the year ended December 31, 2001 and for the nine months ended September 30, 2002 but will be included in the consolidated statements of operations subsequent to the disposition of our rheology instruments and services business. These items consist of the following:

                  Severance payments                                   $400,000
                  ANC Management Corp. investment banking fees          350,000
                  ANC Management Corp. services                         100,000
                  Legal and professional fees and other costs           717,000
                  Taxes                                                 500,000
                  Write-off of deferred financing costs                  98,000

     (c)   Exhibits

           2.1 Asset Purchase Agreement, dated October 14, 2002, by and between Waters Technologies Corporation and Rheometric Scientific, Inc., incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed on October 15, 2002.

           99.1      Press Release dated January 16, 2003.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            RHEOMETRIC SCIENTIFIC, INC.



Dated:  January 27, 2003                    By:  /s/ Joseph Musanti
                                                ---------------------------
                                                Joseph Musanti
                                                Vice President, Finance and
                                                Chief Financial Officer

                                 EXHIBITS INDEX


Exhibit
Number      Description
-------     -----------

2.1 Asset Purchase Agreement, dated October 14, 2002, by and between Waters Technologies Corporation and Rheometric Scientific, Inc., incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed on October 15, 2002.

99.1        Press Release dated January 16, 2003.